                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: October 24, 1996

                        The Dun & Bradstreet Corporation


A Delaware Corporation       Commission File           I.R.S. Employer
                             No. 1-7155                No.  13-2740040


                              200 Nyala Farms Road
                               Westport, CT 06880

                         Telephone Number (203) 222-4200

Item 5. Other Events

On January 9, 1996, The Dun & Bradstreet Corporation ("D&B" or "the Company") announced a plan, subject to certain conditions, to reorganize into three public independent companies by spinning off two of its businesses to shareholders. The three companies will be Cognizant Corporation ("Cognizant"), consisting of I.M.S. International, Inc., Gartner Group, Inc., Nielsen Media Research, Inc., Pilot Software, Inc., Erisco, Inc., Dun & Bradstreet Satyam Software Proprietary Limited, Cognizant Enterprises, Inc., Dun & Bradstreet HealthCare Information, Inc., and D&B Technology Asia KK; The Dun & Bradstreet Corporation, consisting of Dun & Bradstreet Information Services, Moody's Investors Service and Reuben
H. Donnelley; and ACNielsen Corporation ("ACNielsen"). Cognizant will focus on high-growth emerging markets in healthcare, high-tech and media; D&B will focus on financial-information services; and ACNielsen will focus on the delivery of market research, information and analysis to the consumer-products and service industries. In connection with the new strategy, Dun & Bradstreet Software ("D&B Software") and American Credit Indemnity ("ACI") were slated for divestiture. NCH Promotional Services ("NCH") was subsequently added to the business units to be sold.

D&B has received a tax ruling from the U.S. Internal Revenue Service ("IRS") indicating that the receipt by D&B shareholders of the Cognizant Common Stock and the ACNielsen Common Stock in the spin-off distribution will be tax-free to such stockholders and D&B for Federal income tax purposes, except to the extent that cash is received for fractional shares of ACNielsen common stock. In addition, D&B has also received other tax rulings relating to certain international restructurings which are or were to be effected by D&B prior to the spin-off. D&B's Board of Directors on October 10, 1996 declared a dividend distribution (the "Distribution") to shareholders of record October 21, 1996 consisting of one share of Cognizant Common Stock for each share of D&B Common Stock and one share of ACNielsen Common Stock for each three shares of D&B Common Stock held on such record date. The Distribution is expected to be effected on or about November 1, 1996.

Pursuant to Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"), the Consolidated Financial Statements of D&B have been restated to reflect the probable dispositions of the companies that comprise D&B's Marketing Information Services, Software Services and Other Business Services business segments. These segments include the companies that make up Cognizant, ACNielsen, D&B Software and NCH. Accordingly, the revenues, costs and expenses, and assets and liabilities of Cognizant, ACNielsen, D&B Software and NCH have been excluded from the respective captions in the Consolidated Statement of Income and Consolidated Statement of Financial Position. The net operating results of these entities have been reported, net of applicable income taxes, as "Income from Discontinued Operations" and the net assets of these entities have been reported as "Net Assets of Discontinued Operations".

D&B's shareholders' equity is estimated to be a deficit of $200 million to $220 million at November 1, 1996 after giving effect to the dividend from the Distribution. This forecast of D&B's shareholders' equity at November 1, 1996 is based on management's forecasts and assumptions concerning events and circumstances which are expected to occur subsequent to June 30, 1996, but prior to and including November 1, 1996 (the anticipated Distribution Date), including future results of operations and other events. Significant assumptions of events between June 30, 1996 and November 1, 1996, include the following:

     - D&B pre-tax income for the four months ended October 31, 1996 of approximately $141.3 million.

     - Increase in D&B's cash and cash equivalents of approximately $369 million, primarily reflecting operating cash flows for the four months ended October 31, 1996 and proceeds from divestitures, less dividend payments by D&B totaling $43 million for the four months ended October 31, 1996. Dividends of $111 million were paid by D&B in the comparable period of 1995.

In addition, the Distribution Agreement provides for various cash transfers immediately prior to the Distribution by D&B to ACNielsen and to Cognizant, in each case, as a contribution of capital, provided, however, that if the businesses known as D&B Software Services, NCH Promotional Services and/or American Credit Indemnity are not sold by D&B prior to November 1, 1996, then the cash to be transferred to Cognizant will be reduced by the amount of cash proceeds expected to be received upon the sale of the business or businesses not sold. In the event any such business is sold after November 1, Cognizant will be entitled to receive the amount of cash proceeds received upon such sale. In the event that the aggregate cash consideration received by D&B upon the disposition of such businesses differs from the aggregate expected amount, the Distribution Agreement provides that D&B and Cognizant shall share equally in any excess or shortfall.

At November 1, 1996, after giving effect to the transfer of cash to Cognizant and to ACNielsen and the dividend of the net assets of Cognizant and ACNielsen in the Distribution (aggregating approximately $1,250 million), the capitalization of D&B is forecasted to consist of net debt (net of cash and short-term debt) in the range of $900 million and a deficiency in shareholders' equity of $200 million to $220 million. If the Distribution had occurred at June 30, 1996, the capitalization of D&B at June 30, 1996 would not have been significantly different from the above forecast capitalization at November 1, 1996.

These forecasts and assumptions do not represent an all-inclusive list of those events or transactions expected to occur prior to the Distribution which will affect the capitalization of D&B; however, in D&B management's judgment, the above assumptions and forecasts are the most significant. There have been no changes in accounting principles included in this capitalization forecast.

LIMITATIONS ON FORECASTED FINANCIAL INFORMATION

     The assumptions and estimates underlying the forecasted data and information arc inherently uncertain and, although considered reasonable by management of D&B, are subject to significant business, economic and competitive uncertainties, many of which are beyond the control of D&B. Accordingly, there can be no assurance that the forecasted financial results will be realized. In fact, actual results in the future usually will differ from the forecasted financial results, and the differences may be material. D&B does not intend to update any forecasted financial data or information contained in this Form 8-K, and the absence of any such update should not be construed as an indication that management of D&B continues to believe the forecasted data or information contained herein is reasonable.

     The Company's Consolidated Statement of Income for the six months ended June 30, 1996 and the three years ended December 31, 1995, and Consolidated Statement of Financial Position at June 30, 1996 and December 31, 1995 presented in accordance with APB 30 follow.

ITEM 7.  Financial Statements, Proforma Financial Statements and Exhibits

     (c) Exhibits

    EXHIBIT
      NO.                                       DESCRIPTION
    -------- ---------------------------------------------------------------------------------

     27   -- Financial Data Schedule
     99.1 -- Form of Distribution Agreement among The Dun & Bradstreet Corporation, Cognizant
               Corporation and ACNielsen Corporation
     99.2 -- Form of Tax Allocation Agreement among The Dun & Bradstreet Corporation,
               Cognizant Corporation and ACNielsen Corporation
     99.3 -- Form of Employee Benefits Agreement among The Dun & Bradstreet Corporation,
               Cognizant Corporation and ACNielsen Corporation
     99.4 -- Form of Intellectual Property Agreement between and among The Dun & Bradstreet
               Corporation, Cognizant Corporation and ACNielsen Corporation
     99.5 -- Form of Shared Transaction Services Agreement among The Dun & Bradstreet
               Corporation, Cognizant Corporation and ACNielsen Corporation
     99.6 -- Form of Data Services Agreement among The Dun & Bradstreet Corporation, Cognizant
               Corporation and ACNielsen Corporation
     99.7 -- Form of Transition Services Agreement among The Dun & Bradstreet Corporation,
               Cognizant Corporation and ACNielsen Corporation
     99.8 -- Form of Indemnity and Joint Defense Agreement among The Dun & Bradstreet
               Corporation, Cognizant Corporation and ACNielsen Corporation

The Dun & Bradstreet Corporation
Consolidated Statement of Income (unaudited)

                                          SIX MONTHS
                                            ENDED
DOLLAR AMOUNTS IN THOUSANDS,               JUNE 30,                YEAR ENDED DECEMBER 31,
 EXCEPT PER SHARE DATA                       1996            1995            1994            1993
                                         ------------    ------------    ------------    ------------
Operating Revenues....................   $  1,032,947    $  2,158,218    $  2,124,852    $  2,127,000
                                         ------------    ------------    ------------    ------------
Operating Costs.......................        379,914         838,743         524,522         571,707
Selling and Administrative Costs......        471,439         874,321         857,732         950,709
Depreciation & Amortization...........         80,305         164,522         143,527         130,034
Restructuring (Income) Expense-Net....              0        (118,000)          4,170         141,735
                                         ------------    ------------    ------------    ------------
Operating Income......................        101,289         398,632         594,901         332,815
                                         ------------    ------------    ------------    ------------
Interest Income.......................          8,091          24,434           7,029          18,052
Interest Expense......................        (20,142)        (51,463)        (21,371)        (17,856)
Other Income/(Expense)-Net............        (23,237)        (40,926)        (20,684)          1,543
                                         ------------    ------------    ------------    ------------
Non-Operating (Expense) Income-Net....        (35,288)        (67,955)        (35,026)          1,739
                                         ------------    ------------    ------------    ------------
Income from Continuing Operations
  before Provision for Taxes..........         66,001         330,677         559,875         334,554
Provision For Income Taxes............         46,235         113,142         191,239         122,689
                                         ------------    ------------    ------------    ------------
Income from Continuing Operations.....         19,766         217,535         368,636         211,885
Income from Discontinued Operations,
  Net of Income Tax (Benefit)
  Expense of $(2,687), $9,767, $58,451
     and $36,675 for June 30, 1996 and
     December 31, 1995, 1994 and 1993,
     respectively.....................         42,565         103,272         260,864          72,602
Cumulative Effect to January 1, 1993,
  of Changes in Accounting Principles:
  Accounting Principles:
  -- SFAS No. 106, "Employers'
     Accounting for Postretirement
     Benefits Other than Pensions,"
     Net of Income Tax Benefits of
     $80,611..........................                                                       (121,105)
  -- SFAS No. 112, "Employers'
     Accounting for Postemployment
     Benefits," Net of Income Tax
     Benefits of $75,169..............                                                       (125,283)
                                         ------------    ------------    ------------    ------------
Net Income............................   $     62,331    $    320,807    $    629,500    $     38,079
                                          ===========     ===========     ===========     ===========
Earnings Per Share of Common Stock:
Income from Continuing Operations.....   $        .12    $       1.28    $       2.17    $       1.20
Income from Discontinued Operations...            .25             .61            1.53             .41
Cumulative Effect to January 1, 1993,
  of Changes in Accounting Principles:
  Accounting Principles:
  -- SFAS No. 106, "Employers'
     Accounting for Postretirement
     Benefits Other than Pensions"....                                                           (.68)
  -- SFAS No. 112, "Employers'
     Accounting for Postemployment
     Benefits"........................                                                           (.70)
                                         ------------    ------------    ------------    ------------
Net Earnings Per Share of Common
  Stock...............................   $        .37    $       1.89    $       3.70    $        .23
                                         ------------    ------------    ------------    ------------
Average Number of Shares
  Outstanding.........................    169,808,000     169,522,000     169,946,000     177,181,000
                                          ===========     ===========     ===========     ===========

     The accompanying notes are an integral part of the consolidated financial statements.

THE DUN & BRADSTREET CORPORATION

CONSOLIDATED STATEMENT OF FINANCIAL POSITION (UNAUDITED)

                                                                      June 30,    December 31,
Dollar amounts in thousands, except per share data                        1996            1995
                                                                   -----------    ------------
Cash & Cash Equivalents..........................................  $   147,529    $   147,072
Marketable Securities............................................       12,823         22,635
Accounts Receivable -- Net.......................................      573,749        588,897
Other Current Assets.............................................      263,894        257,612
                                                                   -----------    ------------
     Current Assets..............................................      997,995      1,016,216
                                                                   -----------    ------------
Other Investments and Notes Receivable...........................      389,001        376,205
Property, Plant & Equipment -- Net...............................      373,103        382,937
Deferred Charges.................................................      261,557        266,144
Computer Software................................................      107,541         83,496
Other Intangibles................................................       79,763         95,306
Goodwill.........................................................      226,632        295,508
                                                                   -----------    ------------
     Total Other Assets..........................................      675,493        740,454
                                                                   -----------    ------------
Net Assets of Discontinued Operations............................    1,334,240      1,326,302
                                                                   -----------    ------------
Total Assets.....................................................  $ 3,769,832    $ 3,842,114
                                                                    ==========    ============
Accounts and Notes Payable.......................................  $   483,154    $   503,368
Accrued and Other Current Liabilities............................      445,081        456,448
Accrued Income Taxes.............................................       52,161         20,599
Redeemable Partnership Interests.................................      625,000        625,000
                                                                   -----------    ------------
     Total Current Liabilities...................................    1,605,396      1,605,415
                                                                   -----------    ------------
Unearned Subscription Income.....................................      413,143        319,603
Postemployment and Postretirement Benefits.......................      368,979        393,047
Deferred Income Taxes............................................       53,800         57,789
Other Liabilities and Minority Interests.........................      282,706        283,795
                                                                   -----------    ------------
Total Liabilities................................................  $ 2,724,024    $ 2,659,649
                                                                   -----------    ------------
Preferred Stock, par value $1 per share,
  authorized -- 10,000,000 shares; outstanding -- none
Common Stock, par value $1 per share,
  authorized -- 400,000,000 shares; issued
  188,420,995 and 188,420,996 shares for June 30, 1996
  and December 31, 1995, respectively............................  $   188,421    $   188,421
Capital in Excess of Par Value...................................       69,985         69,985
Retained Earnings................................................    2,042,840      2,204,706
Treasury Stock, at cost, 17,546,150 and 19,031,922 at June 30,
  1996 and December 31, 1995, respectively.......................   (1,072,343)    (1,107,316)
Cumulative Translation Adjustment................................     (184,933)      (177,318)
Unrealized Gains (Losses) on Investments.........................        1,838          3,987
                                                                   -----------    ------------
Total Shareholders' Equity.......................................  $ 1,045,808    $ 1,182,465
                                                                   -----------    ------------
Total Liabilities and Shareholders' Equity.......................  $ 3,769,832    $ 3,842,114
                                                                    ==========    ============

The accompanying notes are an integral part of the consolidated financial statements.

The Dun & Bradstreet Corporation
Notes to Consolidated Financial Statements (Unaudited)
(Restated for Discontinued Operations in Accordance with APB 30)

Note 1 - Basis of Presentation

Pursuant to Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB 30"), the Consolidated Financial Statements of D&B have been restated to reflect the probable dispositions of the companies that comprise D&B's Marketing Information Services, Software Services and Other Business Services business segments. These segments include companies that make up Cognizant, ACNielsen, D&B Software and NCH. Accordingly, the revenues, costs and expenses, and assets and liabilities of Cognizant, ACNielsen, D&B Software and NCH have been excluded from the respective captions in the Consolidated Statement of Income and Consolidated Statement of Financial Position. The net operating results of these entities have been reported, net of applicable income taxes, as "Income from Discontinued Operations" and the net assets of these entities have been reported as "Net Assets of Discontinued Operations".

These consolidated financial statements should be read in conjunction with the financial statements and related notes in D&B's 1995 Annual Report on Form 10-K, the Company's filings on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996 and the Information Statements filed on Form 10 for Cognizant and ACNielsen ("the Information Statements").

Note 2 - Relationships Among D&B, Cognizant and ACNielsen after the Distribution

For purposes of governing certain of the ongoing relationships among the Company, Cognizant and ACNielsen after the Distribution and to provide for orderly transition, the Company, Cognizant and ACNielsen will enter into various agreements, including a Distribution Agreement, Tax Allocation Agreement, Employee Benefits Agreement, Indemnity and Joint Defense Agreement, Intellectual Property Agreement, Shared Transaction Services Agreements, Data Services Agreement and Transition Services Agreement.

Note 3 - Employee Benefit and Stock Plans

At the Distribution, Cognizant and ACNielsen will assume responsibility for defined benefit pension and postretirement benefits for active employees of Cognizant and ACNielsen only; the responsibility for all D&B active employees and all others, principally retirees, will remain with D&B. Therefore, D&B will allocate to Cognizant and ACNielsen net liabilities totalling $5 million and $19 million, relating to defined benefit pension plans and postretirement benefit plans, respectively.

D&B will retain the liability for all nonqualified supplemental pension plans related to benefits that were vested prior to the Distribution date. Cognizant and ACNielsen will guarantee payment of these benefits to their respective vested employees in the event that D&B is unable to satisfy its obligations.

In connection with the Distribution, all existing restricted stock grants, that generally would have otherwise vested over a three-year period, will vest, resulting in a charge of approximately $9 million.

Unexercised D&B stock options held by D&B employees, retirees and disabled employees as of the Distribution date will be adjusted to reflect the Distribution. Specifically, the terms of the unexercised options will be adjusted to preserve (i) the ratio of the exercise price per option to the fair market value per share and (ii) the aggregate spread between the fair market value per share over the exercise price per option. The other terms of the unexercised options will remain substantially identical to the terms in effect prior to the Distribution. The adjustment of the stock options will not result in a compensation charge to D&B.

Note 4 - Reorganization Costs

Management estimates costs of approximately $108 million to complete the reorganization. In addition, approximately $86 million of costs that would have been recorded in 1996 and future years will be accelerated entirely into 1996. Reorganization costs, which are recorded as incurred, totaled $9 million for the six months ended June 30, 1996. Reorganization costs include legal, investment banking, other advisory fees and employee and management incentive payments payable contingent upon successful completion of the Distribution.

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   The Dun & Bradstreet Corporation


                                   By:      Thomas W. Young
                                            ---------------
                                            Thomas W. Young
                                            Senior Vice President
                                                and Controller

October 24, 1996

                                 Exhibit Index

    EXHIBIT
      NO.                                       DESCRIPTION
    -------- ---------------------------------------------------------------------------------

     27   -- Financial Data Schedule
     99.1 -- Form of Distribution Agreement among The Dun & Bradstreet Corporation, Cognizant
               Corporation and ACNielsen Corporation
     99.2 -- Form of Tax Allocation Agreement among The Dun & Bradstreet Corporation,
               Cognizant Corporation and ACNielsen Corporation
     99.3 -- Form of Employee Benefits Agreement among The Dun & Bradstreet Corporation,
               Cognizant Corporation and ACNielsen Corporation
     99.4 -- Form of Intellectual Property Agreement between and among The Dun & Bradstreet
               Corporation, Cognizant Corporation and ACNielsen Corporation
     99.5 -- Form of Shared Transaction Services Agreement among The Dun & Bradstreet
               Corporation, Cognizant Corporation and ACNielsen Corporation
     99.6 -- Form of Data Services Agreement among The Dun & Bradstreet Corporation, Cognizant
               Corporation and ACNielsen Corporation
     99.7 -- Form of Transition Services Agreement among The Dun & Bradstreet Corporation,
               Cognizant Corporation and ACNielsen Corporation
     99.8 -- Form of Indemnity and Joint Defense Agreement among The Dun & Bradstreet
               Corporation, Cognizant Corporation and ACNielsen Corporation